No. 2006-1
$

MAGNUM D’OR RESOURCES, INC.,
8% CONVERTIBLE NOTE
DUE JANUARY 31, 2008

MAGNUM D’OR RESOURCES, INC., a Nevada corporation (the "Company"), promises to pay to A Perfect Time For A Change, Inc. or registered assigns, the principal sum of $ 100,000 (or, if this Note is amended, such lesser or greater amounts as shall be indicated on Schedule A, to be attached) on January 31, 2008, subject to the further provisions of this Note as set forth on the pages that follow, which further terms, conditions and provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates: Semi Annually, on June 1 and December 1 commencing June 1, 2007

IN WITNESS WHEREOF, MAGNUM D’OR RESOURCES, INC. has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: January 9, 2007	MAGNUM D’OR RESOURCES, INC. By: Chad Curtis Its president SECRETARY'S CERTIFICATE

I certify as to the authority of the above-signed officers to execute this Note, by authority of a plenary resolution duly adopted by its board of directors, on behalf of the Company as its free and voluntary act and deed; and I further certify as to the authenticity and enforceability of this Note.

______________________________________ Corporate Secretary and Authorized Signatory

UNLESS THIS DEBHENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE REGISTERED HOLDER TO MAGNUM D’OR RESOURCES, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBSEQUENT NOTE OR CERTIFICATE ISSUED IS REGISTERED IN THE NAME THE HOLDER, ASSIGNEE OF HOLDER OR TRANSFEREE OF HOLDER OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE REGISTERED HOLDER, (AND ANY PAYMENT IS MADE TO HOLDER OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE REGISTERED HOLDER) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

ANY TRANSFER OR ASSIGNMENT OF THIS NOTE SHALL NOT BE LIMITED TO TRANSFERS IN WHOLE, BUT MAY ALSO BE MADE IN PART, TO NOMINEES OF THE REGISTERED HOLDER OR TO A SUCCESSOR THEREOF, OR SUCH SUCCESSOR'S NOMINEE AND SUBSEQUENT TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TERMS, CONDITIONS AND OR PROVISIONS HEREINAFTER SET FORTH.

THIS DEBENTURE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR TRANSFERRED PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION REQUIREMENTS OF THE ACT. FURTHER HEDGING TRANSACTIONS INVOLVINGF THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

TERMS, CONDITIONS AND PROVISIONS
OF
MAGNUM D’OR RESOURCES, INC.

8% CONVERTIBLE NOTE
DUE 1/31/2008

1. INTEREST. MAGNUM D’OR RESOURCES, INC., a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 8% per annum. The Company will pay interest semi annually ) on each June 1, and December 1, (each an "Interest payment Date"), commencing June 1, 2007

Interest on this Note will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from and including the date hereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law, to the extent allowed under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Note, compounded semi-annually. If the Company fails to make a payment of interest on the Note, it shall pay such defaulted interest plus any interest payable on the defaulted interest, at the same rate as payable on the Note.

2. METHOD OF PAYMENT. The Company will pay interest on the Note. including defaulted interest, if any, in accordance with the following terms and provisions, to the registered holder of the Note at the close of business on the relevant Interest Payment Date other than with respect to the principal amount or portion thereof called for redemption on a redemption date, or repurchased in connection with a Change of Control on a repurchase date, during the period from the close of business (Florida time) on the Business Day prior to the Interest payment Date to (but excluding) the beginning of business on the next Business Day following the Interest Payment Date, in which case accrued interest shall be payable, unless such Note is converted, to the transferee holder of the Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions). The registered holders must surrender the Note to the Company to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money, and may mail such check to the holder's registered address; provided that all payments with respect to which the holder has given wire transfer instructions to the Company. at least five (5) Business Days prior to the applicable interest Payment Date will be required to be made by wire transfer of immediately available funds to the transfer account specified by the holder.

3. PAYING AGENT. REGISTRAR AND CONVERSION AGENT, Initially, the Company will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

4. GENERAL OBLIGATION. The Company issued the Note in accordance with the Terms, Conditions and Provisions herein stated. The Note is an unsecured general obligation of the Company, limited in principal amount to $ 50,000. Terms of the Note include those stated herein and those made part hereof by applicable state and federal law. The Note is subject to, and qualified by, all such Terms, Condition and Provisions contained herein. .

5. SENIORITY. The payment of the principal of, interest on, or any other amounts due with respect to the Note is senior in right of payment to all subordinated unsecured indebtedness of the Company. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on, the Note is senior to the extent provided herein in right of payment to the prior payment of any subordinated indebtedness.

6. REPURCHASE AT THE OPTION OF THE HOLDER. If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control payment Date all, of the outstanding balance on the Note at a cash purchase price equal to 120% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date. The holder's acceptance of repurchase is subject to the terms of the Change of Control Offer that the Company shall deliver to the holder within 30 days after the date of the Change of Control. The holder may elect to have the Note or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below. Holder has the right to withdraw its election by delivering a written notice of withdrawal to the Company or the Paying Agent in accordance with the terms of the Agreement

7. OPTIONAL REDEMPTION. The Note will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $10.000), upon prior notice of not less than 14 nor more than 30 calendar days, at the following redemption prices (expressed as percentages of the principal amount), together with accrued interest to the date of redemption.

Redemption Period.	Price

Date of Issuance to March 31, 2007	125%
April 1, 2007 to September 30, 2007	120%
October 1, 2007 to January 1, 2008	115%
January 2, 2008 to date of Redemption	100%

in each case together with accrued but unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of the holder to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date). On or after the redemption date, interest will cease to accrue on the Note, or portion thereof, called for redemption, unless the Company defaults in its obligations with respect thereto.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed, by first-class mail, at least 14 but not more than 30 calendar days prior to the date fixed for redemption to the holder at holder's last address of record on the books of the Registrar. The Note may be redeemed in part but only in integral multiples of $10,000. In the event of redemption of less than the entire Note, the remaining balance of principal on the Note will be recertificated by the Registrar in accordance with the terms of the Agreement. if the Note is redeemed subsequent to an Interest Payment Date, then any accrued interest will be paid to the holder of record registered at the close of business on such Interest Payment Date.

9. CONVERSION. The Note will be subject to conversion at the option of the holder, exercisable at any time until the close of business (Florida time) on the date of the Note's maturity. Upon such election, the principal amount of the Note (or any portion thereof that is an integral multiple of $10,000) shall be converted into fully paid and non-assessable whole shares of Common Stock at a Conversion Price per share that is equal to the average closing bid price of the Common Stock during the five (5) consecutive trading days immediately preceding the date the holder completes the four items described below, discounted by fifty percent (50%), close of business on the Business Day immediately preceding the date fixed for redemption. except that if a Note is called for redemption, the conversion right will terminate at: the close of business on the Business Day immediately preceding the date fixed for redemption. Anything to the contrary herein contained notwithstanding, the Holder of the Note may not convert any portion of the Note, which if converted would result in the Holder owning of record or beneficially more the 4.9% of the issued and outstanding common Shares of the Company at the time of such conversion
.
To convert the Note, the holder must (1) complete and sign a conversion notice substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. The number of shares issuable upon conversion of a Note is determined by dividing the principal amount of the Note converted by the Conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

If the holder has delivered an "Option of Holder to Elect Purchase" Form, appearing below, to exercise the option of such holder to require the Company to purchase such Note in the event of a Change of Central, then the Note may be converted only if the notice of exercise is withdrawn as provided above.

10. WARRANT RIGHTS (CONDITIONAL). In the event the Company (a) has paid in full the principal amount of the Note and all interest accrued thereon prior to January 31, 2008, or (b) called the Note for redemption, but the holder has not elected to exercise the conversion rights described above prior to the close of business on the Business Day immediately preceding the date fixed for redemption, then the holder shall have an irrevocable right to receive one hundred thousand (100,000) three year warrants to purchase Common Stock at an exercise price per share that is equal to the lower of the average closing price of the Common Stock during the ten (10) consecutive trading days immediately preceding such warrant exercise, discounted by fifty percent (50%) or $1,00 per share

11. REGISTRATION RIGHTS. The Company has agreed (a) it will, at its sole cost, within 180 days after the date of the execution and delivery of the Note file a Registration Statement with the Securities and Exchange Commission (the "SEC") with respect to resale’s of the Common Stock issuable upon conversion of the Note thereof, (b) it will use its best efforts to cause the Registration Statement to be declared effective by the SEC prior to September 30, 2007 (c) the Company will use its best efforts to cause the Registration Statement to be maintained continuously effective under the Securities Act, subject to certain exceptions, until one year following the conversion date of the Common Stock certificate issuance, or such earlier date as of which all of the Common Stock issuable upon conversion has been sold pursuant to such Registration Statement.

If for any reason, other then an act of the Note Holder, (a) the Company fails to file the Registration Statement required by the Agreement on or before the date specified above for such filing, or (b) such. Registration Statement is not declared effective by the SEC on or prior to the date specified above for such effectiveness, or (c) the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Common Stock issuable upon conversion (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay liquidated damages to the holder at the end of each 45 day period immediately following the occurrence of the first such Registration Default and each. successive 45 day period thereafter until cured, by issuing to the holder an amount of Common Stock equal to five percent (5%) of the total shares issued upon conversion, utilizing the minimum conversion price of $1.00 per share ("liquidated Damages") Following either the cure of all Registration Defaults or the expiration of one year from the conversion date, the accrual of Liquidated Damages will cease.

12. PERSONS DEEMED OWNERS. The registered holder of the Note may be treated as its owner for all purposes.

13. UNCLAIMED MONEY. If money for the payment of principal of, or interest on the Note, or Liquidated Damages, if any, with respect to registration of the Common Stock issuable upon conversion remains unclaimed for two years, the Registrar and/or the Paying Agent shall pay the money back to the Company at its written request. After that, the Note holder entitled to the money must look to the Company far payment unless the applicable abandoned property law designates another Person and, in either case, all liability of the Registrar and the Paying Agent with respect to such money shall cease.

15. DEFAULTS AND REMEDIES- The following shall be deemed Events of Default, which, at the option of the Note Holder, will cause the Note to become immediately and payable:

(a)
If the Company shall default in the payment or prepayment of any part of the principal of any of the Notes after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default shall continue for more than 30 days; or

(b)	If the Company shall default in the payment of any installment of interest on any of the Notes for more than 30 days after the same shall become due and payable; or

(c)	If the Company shall make an assignment for the benefit of creditors; or

(d)
If the Company shall dissolve; terminate its existence; become insolvent on a balance sheet basis; commence a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor’s relief; permit the entry of a decree or order for relief against the Company in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor’s relief; permit the appointment or consent to the appointment of a receiver, trustee, or custodian of the Company or of any of the Company’s property; make an assignment for the benefit of creditors; or

(e)
If the Company shall default in the performance of or compliance with any agreement, condition or term contained in this Note or any of the other Notes and such default shall not have been cured within 30 days after such default; or

(f)
Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note or the Subscription Agreement shall be false or misleading in any material respect at the time made;

(g)	Failure to redeem the Note, if required, pursuant to the provisions of Paragraph 6 hereof; or

(h)
The Company, willfully, fails and refuses to file the Registration Statement required to be filed pursuant to the provisions Paragraph 11 hereof, and/or willfully fails and refuses to cause the Registration Statement to be maintained effective under the Securities Act for a period of one year, if so required

If an Event of Default occurs and is continuing the Holder by notice to the Company may declare the Note to be due and payable immediately. Moreover, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as specified in the Agreement, the Note shall become due and payable immediately without further action or notice. The Company shall have 10 days, after notice, in which to cure such Event of Default.

The Holder by written notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

16. AMENDMENTS, SUPPLEMENTS AND WAIVERS. The Note or the Agreement may he amended or supplemented with the holder's consent (including consents obtained in connection with a tender offer or exchange offer for the Note), and any existing default may be waived with the holder's consent. Without the holder's consent, the Note may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to holders, to reduce the Conversion Price, to make any change that does not adversely affect the holder's rights, to make any changes to or add to the Company's covenants for the holder's benefit, to qualify the Agreement under any applicable law, or to comply with SEC requirements.

Without the holder's consent, an amendment, supplement or waiver of the Note or the Agreement may not: (a) reduce the principal amount of the Note; (b) reduce the rate of or change the time for payment of interest on the Note; (c) reduce the principal of or change the fixed maturity of the Note or alter the redemption provisions herein of the Note; (d) make the principal of, or premium, if my, or interest on, the Note payable in money other than as provided for in the Note and the Agreement; (f) make any change in the amendment and waiver provisions of the Note and the Agreement; (f) make any change in the provisions of the Agreement relating to waivers of past defaults or the Note holder's rights to receive payments of principal. of, or premium, if any, or interest on, or the satisfaction of Liquidated Damages (if any) on the Common Stock issuable upon conversion of, the Note; (g) waive a default in the payment of principal of, or premium, if any, or interest on, or Liquidated Damages (if any) on the Common Stock issuable upon conversion of, the Note (except a rescission of acceleration of the Note by the holder and a waiver of the Payment Default that resulted from such acceleration); 01) waive a redemption payment with respect to the Note (other than a payment required pursuant to the Agreement; or (h) modify the provisions of the Agreement relating to conversion or subordination of the Note in a manner adverse to the holder, except as permitted by the Agreement.

17. REGISTRAR/PAYING AGENT'S DEALINGS WITH THE COMPANY, The Registrar or Paying Agent in its individual or any other capacity, may become the owner or pledgee of the Note and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have as if it were not acting in such capacity, subject to certain limitations provided for in the Agreement or by law. Any Agent may do the same with like rights.

18. NO RECOURSE AGAINST OTHERS. A director, officer, employee or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Note. By accepting the Note, the holder waives and releases all such liability. This waiver and release explicitly are made a part of the consideration for the issuance of the Note.

GOVERNING LAW The internal laws of the state of Texas shall govern the Note and the Agreement without regard to conflict of law provisions thereof

20. AUTHENTICATION. The Note shall not be valid until authenticated by the manual signature of the Trustee, or an authenticating agent, as an authorized signatory.

21. ABBREVIATIONS, Customary abbreviations may be used in the name of a holder or an assignee. Far example, "TEN COM" means "tenants in common", "TEN ENT" means "tenants by the entireties", "JT TEN" means "joint tenants with right of survivorship and not as tenants in common", "GUST" means "Custodian", and "UIGIMIA" and "UGMA" mean "Uniform Gifts to Miners Act".

22. COPY OF TERMS CONDITIONS AND PROVISIONS. The Company agrees to furnish to an assignee or transferee holder of the Note, upon written request and without charge, a copy of these Terms, Conditions and Provisions. Request may be made to:

MAGNUM D’OR RESOURCES, INC.
Telephone
Facsimile:
Attention: Chad Curtis

The Company and the Note holder agree to be bound by the Terms, Conditions and Provisions above written and have hereby, respectively set their hands and seals this 9 th day of January, 2007.

Magnum D’or Resources, Inc. By_______________________ Chad Curtis, President A Perfect Time For A Change, Inc., By______________________ Waylon McMullen, attorney in fact, Note Holder

EXHIBIT A

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM NOTE
TO CERTIFICATED SECURITY

Re: MAGNUM D’OR RESOURCES, INC. 8% Convertible Note due January 31, 2008 (the "Note")

Reference is hereby made to the Note and Terms, Conditions and Provisions affixed thereto dated as of December , 2006 between Magnum D’or Resources, Inc., as Issuer, and as Holder. .

This letter relates to U.S. $ , the principal amount of the Note, which is held in the Form of the Rule 144A Note with the Holder in the name of (the” Transferor") to effect the transfer of the Note.

In connection with such request, and in respect of such Note, the Transferor does hereby certify that such Note is being transferred (i) in accordance with. the transfer restrictions set forth in the Note and (ii) to a transferee that the Transferor reasonably believes is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3),(4) or (7) of Regulation D under the Securities Act of 1933) and is acquiring at least $ in principal amount of the Note for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:
Name:
Title:
Dated: